SUPPLEMENT #1 TO
                            SUBSCRIPTION AGREEMENT OF
                               GLOBAL AXCESS CORP.

                   THE DATE OF SUPPLEMENT IS DECEMBER 2, 2003

     Global Axcess Corp. (the "Company") wishes to inform subscribers and potential subscribers to the Company's private placement offering of up to 4,000,000 units (the "Units" or the "Shares"), that the Company, at the request of a subscriber, has amended the Subscription Agreement so that Section 8 of the Subscription Agreement is superceded and replaced with the following:

     "8.      REGISTRATIONS RIGHTS.

          8.1 Demand Registration Rights. Within 45 days from receipt of written request from a Subscriber (the "Requesting Subscriber"), the Company shall file a Registration Statement under the Securities Act of 1933 covering the Shares. All costs associates with the filing of the Registration Statement under this Section 8.1, including legal and accounting costs, shall be borne by the Requesting Subscriber and shall pay such required costs within 15 days from making such request. In the event that the Requesting Subscriber fails to make the required payments pursuant to this Section 8.1 within 15 days, then the Company will not be required to file such Registration Statement. The Company shall use its best efforts to cause the Registration Statement to be declared effective and to keep the
     Registration Statement continuously effective until notified by all Subscribers that such Registration is no longer necessary. The Company agrees, if necessary, to supplement or amend the Registration Statement, as required by the Registration Statement form utilized by the Company or by the instructions applicable to such registration form or by the Securities Act of 1933, and the Company agrees to furnish to the holders of the Shares copies of each of any such supplement or amendment prior to it being used.

          8.2 Piggyback Registration Rights. If at any time the Company shall determine to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of 1933 Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other bona fide, employee benefit plans), the Company shall send to each Subscriber who is entitled to registration rights under this Section 8, written notice of such determination and, if within fifteen (15) days after the effective date of such notice, such Subscribers shall so request in writing, the Company shall include in such Registration Statement all or any part of the Shares such Subscriber requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Shares with respect
     to  which  such  Subscriber  has  requested   inclusion  hereunder  as  the
     underwriter shall permit. Any exclusion of Shares shall be made pro rata among the Subscribers seeking to include Shares in proportion to the number of Shares Securities sought to be included by such Subscriber; provided, however, that the Company shall not exclude any Shares unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Shares; and provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Shares shall be made pro rata with holders of other securities having the right to include such securities in the
     Registration Statement other than holders of securities entitled to inclusion of their securities in such Registration Statement by reason of demand registration rights. If an offering in connection with which a Subscriber is entitled to registration under this Section 8.2 is an underwritten offering, then each Subscriber whose Shares are included in
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     such Registration  Statement shall, unless otherwise agreed by the Company, offer and sell such Shares in an underwritten offering using the same underwriter or underwriters and on the same terms and conditions as other shares of common stock included in such underwritten offering."

     Thank you for your patience with this matter. If you have any questions, please do not hesitate to contact the undersigned.

                                                     COMPANY:

                                                     GLOBAL AXCESS CORP.

                                                     By:________________________
                                                     Name: David Fann
                                                     Title: President